WILLSCOT REPORTS FIRST QUARTER 2025 RESULTS AND REAFFIRMS 2025 FULL YEAR OUTLOOK

PHOENIX, May 1, 2025 - WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced first quarter 2025 results including key performance highlights and market updates.

Q1 20251, 2
•Generated revenue of $560 million, gross profit margin percentage of 53.7%, net income of $43 million and diluted earnings per share of $0.23.
•Increased average monthly rates, inclusive of Value-Added Products ("VAPS"), for modular space and portable storage units 5.2% and 1.9%, respectively, offsetting much of the year-over-year impact from decreased units on rent.
•Delivered Adjusted EBITDA of $229 million at a 40.9% margin.
•Generated net cash provided by operating activities of $207 million at a 36.9% margin. Adjusted Free Cash Flow was $145 million at a 25.9% margin.
•Returned $45 million to shareholders through a combination of repurchasing approximately 1.1 million shares of Common Stock for $32 million and paying first Common Stock quarterly cash dividend totaling $13 million.
•Reaffirmed previous FY 2025 Revenue, Adjusted EBITDA, and Net CAPEX outlook ranges given both the resiliency of our recurring lease revenues and recent improvements in our pending order book.

Brad Soultz, Chief Executive Officer of WillScot, commented “Our first quarter financial results were consistent with our expectations and support reaffirming our previously issued full year 2025 outlook. We delivered $145 million of Adjusted Free Cash Flow at a 26% margin, returned $45 million to shareholders, and progressed our acquisition pipeline. In addition to our focus on day-to-day execution, we continued investing in the business to support our medium-to-longer term margin expansion and organic revenue growth plans discussed at our Investor Day on March 7, 2025."

Soultz continued, "Despite macro-related end-market uncertainty, our pending order book is up 7% year-over-year, which we believe would support our expected new lease activation levels in the second quarter. Importantly, we have multiple performance levers that allow us to achieve our growth goals through different paths and end-market backdrops. As always, we will remain nimble and make adjustments as needed along the way. I have tremendous confidence in our team's ability to achieve our three-to-five year financial milestones of $3 billion in revenue, $1.5 billion in Adjusted EBITDA, and $700 million in Adjusted Free Cash Flow."

First Quarter 2025 Results1

	Three Months Ended March 31,
(in thousands, except share data)	2025	2024
Revenue	$559,551	$587,181
Net income	$43,055	$56,240
Adjusted Net Income[1]	$43,777	$68,013
Adjusted EBITDA[1]	$228,785	$248,009
Gross profit margin	53.7%	54.0%
Adjusted EBITDA Margin (%)[1]	40.9%	42.2%
Net cash provided by operating activities	$206,627	$208,676
Adjusted Free Cash Flow[1]	$144,795	$145,015
Diluted earnings per share	$0.23	$0.29
Adjusted Diluted Earnings Per Share[1]	$0.24	$0.35
Weighted average diluted shares outstanding	185,301,787	193,065,392
Net cash provided by operating activities margin	36.9%	35.5%
Adjusted Free Cash Flow Margin (%)[1]	25.9%	24.7%
Return on Invested Capital[1]	13.4%	15.0%

Matt Jacobsen, Chief Financial Officer of WillScot, commented, “First quarter 2025 revenues of $560 million and Adjusted EBITDA of $229 million were both in line with our expectations and support our full year outlook, which remains unchanged. We continue to invest in our fleet to support our customers and invested $62 million of Net CAPEX in the first quarter. Given our first quarter results and the build of our pending order book since the beginning of the year, we remain confident in our full year 2025 outlook range. And our consistent Adjusted Free Cash Flow generation across various market environments continues to be a strength of our business model."

Jacobsen continued, "Our strong balance sheet, further bolstered by the successful refinancing of our 2025 senior secured notes during March, provides us continued financial flexibility to strategically allocate capital towards accretive investments and support our future growth priorities. In turn, we believe these moves will deliver sustained value to our shareholders, in addition to our quarterly cash dividends and opportunistic share repurchases, which together totaled $45 million during the first quarter."

Capitalization and Liquidity Update1, 2, 3
As of and for the three months ended March 31, 2025, except where noted:
•Net cash provided by operating activities was $207 million, resulting in $145 million of Adjusted Free Cash Flow after Net CAPEX investments.
•Invested $62 million of Net CAPEX in the quarter, primarily supporting growth in new product lines.
•Completed an offering of $500 million of its 6.625% senior secured notes due 2030 on March 26, 2025 and subsequently redeemed the outstanding $527 million senior secured notes due June 2025. Our next debt maturity is in 2027.
•Maintained availability under our asset backed revolving credit facility of approximately $1.6 billion.
•Total debt was $3,622 million and net debt, or total debt net of cash and cash equivalents, was $3,612 million.
•Weighted average pre-tax interest rate, inclusive of $1.25 billion of fixed-to-floating swaps at 3.55%, was approximately 5.9%. Annual cash interest expense based on the current debt structure and benchmark rates is approximately $214 million, or approximately $230 million inclusive of non-cash deferred financing fees. Our debt structure is approximately 89% / 11% fixed-to-floating after giving effect to all interest rate swaps.
•Net Debt to Adjusted EBITDA was at 3.5x based on our last 12 months Adjusted EBITDA of $1,044 million.
•Repurchased 1,094,932 shares of Common Stock for $32 million in the first quarter of 2025, contributing to a 3.9% reduction in our outstanding share count over the 12 months ending March 31, 2025.
•Paid first Common Stock quarterly cash dividend of $0.07 per share on March 19, 2025 to shareholders of record as of March 5, 2025.

2025 Full Year Outlook1, 2
Willscot reaffirmed its FY 2025 Revenue, Adjusted EBITDA, and Net CAPEX outlook ranges provided in February of 2025. This outlook is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2025 Outlook
Revenue	$2,275 - $2,475
Adjusted EBITDA[1,2]	$1,000 - $1,090
Net CAPEX[1,2]	$225 - $305

____________________
1 - Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt to Adjusted EBITDA, Net CAPEX and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") are included at the end of this press release.
2 - Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore neither the most comparable GAAP measures nor reconciliations to the most comparable GAAP measures are provided.
3 - Net Debt to Adjusted EBITDA is defined as total debt, net of total cash and cash equivalents, divided by Adjusted EBITDA from the last twelve months.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income, Adjusted diluted earnings per share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net CAPEX, and Net Debt to Adjusted EBITDA ratio. Adjusted EBITDA is defined as net income plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, non-cash charges for stock compensation plans and other discrete expenses. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Adjusted net income is defined as net income plus certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, and other discrete expenses. Adjusted diluted earnings per share is defined as adjusted net income divided by Adjusted diluted weighted average common shares outstanding. The calculation of Adjusted Weighted Average Diluted Shares Outstanding includes shares related to stock awards that are dilutive for Adjusted diluted earnings per share. Adjusted Free Cash Flow is defined as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is defined as Adjusted EBITDA (see definition above) reduced by depreciation and estimated statutory taxes. We include estimated taxes at our current statutory tax rate of approximately 25%. Average invested capital is calculated as an average of net assets. Net assets is defined as total assets less goodwill, intangible assets, net and all non-interest bearing liabilities. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA. The Company believes that Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. The Company believes that the presentation of Net Debt to Adjusted EBITDA, Adjusted net income and Adjusted Diluted Earnings Per Share provide useful information to investors regarding the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.
Information regarding the most comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA and Net CAPEX to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA and Net CAPEX to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide ranges of Adjusted EBITDA and Net CAPEX that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Net CAPEX calculations. The Company provides Adjusted EBITDA and Net CAPEX guidance because we believe that Adjusted EBITDA and Net CAPEX, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot will host a conference call and webcast to discuss its first quarter 2025 results and 2025 outlook at 5:30 p.m. Eastern Time on Thursday, May 1, 2025. To access the live call by phone, use the following link:
https://register-conf.media-server.com/register/BI248b69f39f734935ac24d9830934f91e
You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website: www.investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot First Quarter 2025 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot
Listed on the Nasdaq stock exchange under the ticker symbol “WSC,” WillScot is the premier provider of highly innovative and turnkey space solutions in North America. The Company’s comprehensive range of products includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, protective buildings and climate-controlled units, and clearspan structures, as well as a curated selection of furnishings, appliances, and other supplementary services, ensuring turnkey solutions for its customers. Headquartered in Phoenix, Arizona, and operating from a network of approximately 260 branch locations and additional drop lots across the United States, Canada, and Mexico, WillScot’s business services are essential for diverse customer segments spanning all sectors of the economy.

Forward-Looking Statements
This news release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our mergers and acquisitions pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, driving higher returns on invested capital, and Adjusted EBITDA margin expansion. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to judge the demand outlook; our ability to achieve planned synergies related to acquisitions; regulatory approvals; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2024), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Charlie Wohlhuter	Juliana Welling
investors@willscot.com	juliana.welling@willscot.com

WillScot Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2025	2024
Revenues:
Leasing and services revenue:
Leasing	$434,390	$460,601
Delivery and installation	88,661	100,362
Sales revenue:
New units	22,437	13,499
Rental units	14,063	12,719
Total revenues	559,551	587,181
Costs:
Costs of leasing and services:
Leasing	88,070	102,394
Delivery and installation	73,796	77,842
Costs of sales:
New units	15,198	8,273
Rental units	8,169	6,876
Depreciation of rental equipment	73,952	74,908
Gross profit	300,366	316,888
Other operating expenses:
Selling, general and administrative	157,146	168,314
Other depreciation and amortization	23,140	17,920
Currency losses, net	223	77
Other expense, net	423	631
Operating income	119,434	129,946
Interest expense, net	58,469	56,588
Income before income tax	60,965	73,358
Income tax expense	17,910	17,118
Net income	$43,055	$56,240

Earnings per share:
Basic	$0.23	$0.30
Diluted	$0.23	$0.29
Weighted average shares:
Basic	183,680,565	190,137,533
Diluted	185,301,787	193,065,392

WillScot Holdings Corporation
Condensed Consolidated Balance Sheets

(in thousands, except share data)	March 31, 2025 (unaudited)	December 31, 2024
Assets
Cash and cash equivalents	$10,679	$9,001
Trade receivables, net of allowances for credit losses at March 31, 2025 and December 31, 2024 of $100,291 and $101,693, respectively	400,501	430,381
Inventories	47,736	47,473
Prepaid expenses and other current assets	57,585	67,751
Assets held for sale	1,953	2,904
Total current assets	518,454	557,510
Rental equipment, net	3,367,026	3,377,939
Property, plant and equipment, net	365,497	363,073
Operating lease assets	257,530	266,761
Goodwill	1,201,710	1,201,353
Intangible assets, net	239,816	251,164
Other non-current assets	11,643	17,111
Total long-term assets	5,443,222	5,477,401
Total assets	$5,961,676	$6,034,911
Liabilities and equity
Accounts payable	$93,976	$96,597
Accrued expenses	168,889	121,583
Accrued employee benefits	25,689	25,062
Deferred revenue and customer deposits	240,816	250,790
Operating lease liabilities – current	66,559	66,378
Current portion of long-term debt	25,439	24,598
Total current liabilities	621,368	585,008
Long-term debt	3,596,816	3,683,502
Deferred tax liabilities	496,418	505,913
Operating lease liabilities – non-current	191,736	200,875
Other non-current liabilities	43,976	41,020
Long-term liabilities	4,328,946	4,431,310
Total liabilities	4,950,314	5,016,318
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 183,109,208 and 183,564,899 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	19	19
Additional paid-in-capital	1,793,859	1,836,165
Accumulated other comprehensive loss	(78,607)	(70,627)
Accumulated deficit	(703,909)	(746,964)
Total shareholders' equity	1,011,362	1,018,593
Total liabilities and shareholders' equity	$5,961,676	$6,034,911

Reconciliation of Non-GAAP Financial Measures
In addition to using GAAP financial measurements, we use certain non-GAAP financial measures that we believe are important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
Adjusted EBITDA
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet, and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, and unrealized gains and losses on investments.
We evaluate business performance utilizing Adjusted EBITDA, as shown in the reconciliation of the Company's net income to Adjusted EBITDA below. We believe that evaluating performance excluding such items is meaningful because it provides insight with respect to intrinsic and ongoing operating results of the Company and captures the business performance, inclusive of indirect costs.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as a measure of cash that will be available to meet our obligations.

The following table provides reconciliations of net income to Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$43,055	$56,240
Income tax expense	17,910	17,118
Interest expense, net	58,469	56,588
Depreciation and amortization	97,092	92,828
Currency losses, net	223	77
Restructuring costs, lease impairment expense and other related charges	702	746
Transaction costs	34	—
Integration costs	227	2,877
Stock compensation expense	8,341	9,099
Other	2,732	12,436
Adjusted EBITDA	$228,785	$248,009
Adjusted EBITDA Margin
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides comparisons of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended March 31,
(in thousands)	2025	2024
Adjusted EBITDA (A)	$228,785	$248,009
Revenue (B)	$559,551	$587,181
Adjusted EBITDA Margin (A/B)	40.9%	42.2%
Gross profit (C)	$300,366	$316,888
Gross Profit Margin (C/B)	53.7%	54.0%
Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from the last twelve months. We define Net Debt as total debt net of total cash and cash equivalents. Management believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. The following table provides a reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	March 31, 2025
Long-term debt	$3,596,816
Current portion of long-term debt	25,439
Total debt	3,622,255
Cash and cash equivalents	10,679
Net debt (A)	$3,611,576

Adjusted EBITDA from the three months ended June 30, 2024	$263,576
Adjusted EBITDA from the three months ended September 30, 2024	266,863
Adjusted EBITDA from the three months ended December 31, 2024	284,712
Adjusted EBITDA from the three months ended March 31, 2025	228,785
Adjusted EBITDA from the last twelve months (B)	$1,043,936
Net Debt to Adjusted EBITDA ratio (A/B)	3.5

Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define adjusted net income as net income, plus certain non-cash items and the effect of what we consider transactions not related to our core business operations including:
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs, including legal and professional fees and other transaction-specific costs, for terminated acquisitions.
We define adjusted diluted earnings per share as adjusted net income divided by adjusted diluted weighted average common shares outstanding. Management believes that the presentation of adjusted net income and adjusted diluted earnings per share provide useful information to investors regarding the performance of our business.
The following table provides reconciliations of net income to adjusted net income and comparisons of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended March 31,
(in thousands, except share data)	2025	2024
Net income	$43,055	$56,240
Restructuring costs, lease impairment expense and other related charges, net	702	746
Transaction costs	34	—
Integration costs	227	2,877
Transaction costs from terminated acquisitions	—	12,287
Estimated tax impact[1]	(241)	(4,137)
Adjusted Net Income	$43,777	$68,013

Net income per adjusted diluted share	$0.23	$0.29
Restructuring costs, lease impairment expense and other related charges, net	0.01	0.01
Integration costs	—	0.01
Transaction costs from terminated acquisitions	—	0.06
Estimated tax impact[1]	—	(0.02)
Adjusted Diluted Earnings Per Share	$0.24	$0.35

Weighted average diluted shares outstanding	185,301,787	193,065,392
Adjusted Weighted Average Dilutive Shares Outstanding	185,301,787	193,065,392
1 We include estimated taxes at our current statutory tax rate of approximately 25% and 26% for the three months ended March 31, 2025 and 2024, respectively.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; excluding one-time, nonrecurring payments for the transaction costs from terminated acquisitions. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by Revenue. Management believes that the presentation of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin provides useful additional information concerning cash flow available to fund our capital allocation alternatives. The following table provides reconciliations of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin:

	Three Months Ended March 31,
(in thousands)	2025	2024
Net cash provided by operating activities	$206,627	$208,676
Purchase of rental equipment and refurbishments	(72,552)	(72,417)
Proceeds from sale of rental equipment	14,063	14,195
Purchase of property, plant and equipment	(4,634)	(6,554)
Proceeds from the sale of property, plant and equipment	1,291	—
Cash paid for transaction costs from terminated acquisitions	—	1,115
Adjusted Free Cash Flow (A)	$144,795	$145,015

Revenue (B)	$559,551	$587,181
Adjusted Free Cash Flow Margin (A/B)	25.9%	24.7%

Net cash provided by operating activities (C)	$206,627	$208,676
Net cash provided by operating activities margin (C/B)	36.9%	35.5%
Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business.
The following table provides reconciliations of Net CAPEX:

	Three Months Ended March 31,
(in thousands)	2025	2024
Purchases of rental equipment and refurbishments	$(72,552)	$(72,417)
Proceeds from sale of rental equipment	14,063	14,195
Net CAPEX for Rental Equipment	(58,489)	(58,222)
Purchases of property, plant and equipment	(4,634)	(6,554)
Proceeds from sale of property, plant and equipment	1,291	—
Net CAPEX	$(61,832)	$(64,776)

Return on Invested Capital
Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. We include estimated taxes at our current statutory tax rate.
The Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non-interest bearing liabilities.
The following table provides reconciliations of Return on Invested Capital.

	Three Months Ended March 31,
(in thousands)	2025	2024
Total Assets	$5,961,676	$6,180,334
Goodwill	(1,201,710)	(1,175,972)
Intangible Assets, net	(239,816)	(412,264)
Total Liabilities	(4,950,314)	(4,860,208)
Long Term Debt	3,596,816	3,465,619
Net Assets, as defined above	$3,166,652	$3,197,509
Average Invested Capital (A)	$3,208,115	$3,200,466

Adjusted EBITDA	$228,785	$248,009
Depreciation	(85,745)	(85,383)
Adjusted EBITA (B)	$143,040	$162,626

Statutory Tax Rate (C)	25%	26%
Estimated Tax (B*C)	$35,760	$42,283
Adjusted earnings before interest and amortization (D)	$107,280	$120,343
ROIC (D/A), annualized	13.4%	15.0%